Exhibit 1.01

AMETEK, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2020

The report for the year ended December 31, 2020 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process, and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2020 AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. The data collection process was supported with the use of an outside consultant to assist with data collection and collation efforts. Although most of our suppliers provided the information requested, some did not. Some suppliers responded with a specific Conflict Free Mineral (“CFM”) status without providing supporting details. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2020, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

Exhibit 1.01

2020 CFM Status by Spend
CONFLICT FREE	12%
EXEMPT	67%
UNDETERMINABLE	16%
UNKNOWN	5%
For the next reporting year (2021 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain. The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2020 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.Establish strong company management systems
2.Identify and assess risk in the supply chain
3.Design and implement a strategy to respond to identified risk
4.Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)
5.Report on supply chain due diligence internally to management

In order to identify and assess risks associated with CFM we begin with careful filtering of our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources.

Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 153 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. For the 2020 production year, AMETEK continued to employ an outside consultant to load the targeted suppliers and their contacts, validate, and review submissions.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies. For the 2020 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including business unit meetings with corporate management until an appropriate supplier response was received. Additionally, AMETEK employed

Exhibit 1.01

outside consultants to assist with gathering supplier CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from 735 of our Tier 2 suppliers. For 2020, the key metrics from our Tier 2 group of suppliers are as follows:

2020 Tier 2 CFM Status by Spend
CONFLICT FREE	15%
EXEMPT	71%
UNDETERMINABLE	14%
UNKNOWN	0%

Conclusions and Expected Next Steps
To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, the validation of outside consultants, and/or reviews of publicly available information. We have identified a total of 328 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2020 (see Appendix I). AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

Caution Concerning Forward-looking Statements

Certain statements in this report maybe "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Exhibit 1.01

Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Name
1	Gold	CID002763	8853 S.p.A.
2	Gold	CID002708	Abington Reldan Metals, LLC
3	Gold	CID000015	Advanced Chemical Company
4	Gold	CID000019	Aida Chemical Industries Co., Ltd.
5	Gold	CID002560	Al Etihad Gold Refinery DMCC
6	Gold	CID003500	Alexy Metals
7	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
8	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
9	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
10	Gold	CID000077	Argor-Heraeus S.A.
11	Gold	CID000082	Asahi Pretec Corp.
12	Gold	CID000924	Asahi Refining Canada Ltd.
13	Gold	CID000920	Asahi Refining USA Inc.
14	Gold	CID000090	Asaka Riken Co., Ltd.
15	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
16	Gold	CID002850	AU Traders and Refiners
17	Gold	CID003461	Augmont Enterprises Private Limited
18	Gold	CID000113	Aurubis AG
19	Gold	CID002863	Bangalore Refinery
20	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
21	Gold	CID000157	Boliden AB
22	Gold	CID000176	C. Hafner GmbH + Co. KG
23	Gold	CID003421	C.I Metales Procesados Industriales SAS
24	Gold	CID000180	Caridad
25	Gold	CID000185	CCR Refinery - Glencore Canada Corporation
26	Gold	CID000189	Cendres + Metaux S.A.
27	Gold	CID003382	CGR Metalloys Pvt Ltd.
28	Gold	CID000233	Chimet S.p.A.
29	Gold	CID000264	Chugai Mining
30	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.
31	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH
32	Gold	CID003348	Dijllah Gold Refinery FZC
33	Gold	CID000362	DODUCO Contacts and Refining GmbH
34	Gold	CID000401	Dowa
35	Gold	CID003195	DS PRETECH Co., Ltd.
36	Gold	CID000359	DSC (Do Sung Corporation)
37	Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant
38	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant
39	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant
40	Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
41	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)
42	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)
43	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)
44	Gold	CID002561	Emirates Gold DMCC
45	Gold	CID002584	Fujairah Gold FZC
46	Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
47	Gold	CID002459	Geib Refining Corporation
48	Gold	CID003186	Gold Coast Refinery
49	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
50	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
51	Gold	CID002312	Guangdong Jinding Gold Limited
52	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
53	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
54	Gold	CID000694	Heimerle + Meule GmbH
55	Gold	CID000707	Heraeus Metals Hong Kong Ltd.
56	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
57	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.
58	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
59	Gold	CID000778	HwaSeong CJ CO., LTD.
60	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
61	Gold	CID002562	International Precious Metal Refiners
62	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.
63	Gold	CID000814	Istanbul Gold Refinery
64	Gold	CID002765	Italpreziosi
65	Gold	CID002893	JALAN & Company
66	Gold	CID000823	Japan Mint
67	Gold	CID000855	Jiangxi Copper Co., Ltd.
68	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
69	Gold	CID000929	JSC Uralelectromed
70	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
71	Gold	CID003497	K.A. Rasmussen
72	Gold	CID000956	Kazakhmys Smelting LLC
73	Gold	CID000957	Kazzinc
74	Gold	CID000969	Kennecott Utah Copper LLC
75	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna
76	Gold	CID000981	Kojima Chemicals Co., Ltd.
77	Gold	CID002605	Korea Zinc Co., Ltd.
78	Gold	CID003463	Kundan Care Products Ltd.
79	Gold	CID001029	Kyrgyzaltyn JSC
80	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO
81	Gold	CID001032	L'azurde Company For Jewelry
82	Gold	CID001056	Lingbao Gold Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
83	Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)
84	Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)
85	Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)
86	Gold	CID002561	Emirates Gold DMCC
87	Gold	CID002584	Fujairah Gold FZC
88	Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
89	Gold	CID002459	Geib Refining Corporation
90	Gold	CID003186	Gold Coast Refinery
91	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
92	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
93	Gold	CID002312	Guangdong Jinding Gold Limited
94	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
95	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
96	Gold	CID000694	Heimerle + Meule GmbH
97	Gold	CID000707	Heraeus Metals Hong Kong Ltd.
98	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
99	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.
100	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
101	Gold	CID000778	HwaSeong CJ CO., LTD.
102	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
103	Gold	CID002562	International Precious Metal Refiners
104	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.
105	Gold	CID000814	Istanbul Gold Refinery
106	Gold	CID002765	Italpreziosi
107	Gold	CID002893	JALAN & Company
108	Gold	CID000823	Japan Mint
109	Gold	CID000855	Jiangxi Copper Co., Ltd.
110	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
111	Gold	CID000929	JSC Uralelectromed
112	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
113	Gold	CID003497	K.A. Rasmussen
114	Gold	CID000956	Kazakhmys Smelting LLC
115	Gold	CID000957	Kazzinc
116	Gold	CID000969	Kennecott Utah Copper LLC
117	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna
118	Gold	CID000981	Kojima Chemicals Co., Ltd.
119	Gold	CID002605	Korea Zinc Co., Ltd.
120	Gold	CID003463	Kundan Care Products Ltd.
121	Gold	CID001029	Kyrgyzaltyn JSC
122	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO
123	Gold	CID001032	L'azurde Company For Jewelry
124	Gold	CID001056	Lingbao Gold Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
125	Gold	CID001534	Royal Canadian Mint
126	Gold	CID002761	SAAMP
127	Gold	CID001546	Sabin Metal Corp.
128	Gold	CID002973	Safimet S.p.A
129	Gold	CID002290	SAFINA A.S.
130	Gold	CID002853	Sai Refinery
131	Gold	CID001555	Samduck Precious Metals
132	Gold	CID001562	Samwon Metals Corp.
133	Gold	CID003529	Sancus ZFS (L’Orfebre, SA)
134	Gold	CID002777	SAXONIA Edelmetalle GmbH
135	Gold	CID003540	Sellem Industries Ltd.
136	Gold	CID001585	SEMPSA Joyeria Plateria S.A.
137	Gold	CID002525	Shandong Humon Smelting Co., Ltd.
138	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
139	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
140	Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.
141	Gold	CID002588	Shirpur Gold Refinery Ltd.
142	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.
143	Gold	CID002516	Singway Technology Co., Ltd.
144	Gold	CID001810	Smelter Not Listed
145	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
146	Gold	CID001761	Solar Applied Materials Technology Corp.
147	Gold	CID003383	Sovereign Metals
148	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology
149	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.
150	Gold	CID002918	SungEel HiMetal Co., Ltd.
151	Gold	CID002580	T.C.A S.p.A
152	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.
153	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
154	Gold	CID001938	Tokuriki Honten Co., Ltd.
155	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.
156	Gold	CID002615	TOO Tau-Ken-Altyn
157	Gold	CID001955	Torecom
158	Gold	CID002314	Umicore Precious Metals Thailand
159	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining
160	Gold	CID001993	United Precious Metal Refining, Inc.
161	Gold	CID002003	Valcambi S.A.
162	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)
163	Gold	CID002778	WIELAND Edelmetalle GmbH
164	Gold	CID002100	Yamakin Co., Ltd.
165	Gold	CID002129	Yokohama Metal Co., Ltd.
166	Gold	CID000197	Yunnan Copper Industry Co., Ltd.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
167	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
168	Tantalum	CID000092	Asaka Riken Co., Ltd.
169	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.
170	Tantalum	CID002504	D Block Metals, LLC
171	Tantalum	CID000456	Exotech Inc.
172	Tantalum	CID000460	F&X Electro-Materials Ltd.
173	Tantalum	CID002505	FIR Metals & Resource Ltd.
174	Tantalum	CID002558	Global Advanced Metals Aizu
175	Tantalum	CID002557	Global Advanced Metals Boyertown
176	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.
177	Tantalum	CID002544	H.C. Starck Co., Ltd.
178	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH
179	Tantalum	CID002548	H.C. Starck Inc.
180	Tantalum	CID002549	H.C. Starck Ltd.
181	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG
182	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH
183	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
184	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
185	Tantalum	CID002842	Jiangxi Tuohong New Raw Material
186	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
187	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.
188	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
189	Tantalum	CID002539	KEMET Blue Metals
190	Tantalum	CID001076	LSM Brasil S.A.
191	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.
192	Tantalum	CID001175	Mineracao Taboca S.A.
193	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.
194	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
195	Tantalum	CID001200	NPM Silmet AS
196	Tantalum	CID002847	Power Resources Ltd.
197	Tantalum	CID001508	QuantumClean
198	Tantalum	CID002707	Resind Industria e Comercio Ltda.
199	Tantalum	CID001769	Solikamsk Magnesium Works OAO
200	Tantalum	CID001869	Taki Chemical Co., Ltd.
201	Tantalum	CID001891	Telex Metals
202	Tantalum	CID001969	Ulba Metallurgical Plant JSC
203	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.
204	Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.
205	Tin	CID000292	Alpha
206	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
207	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
208	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
209	Tin	CID001070	China Tin Group Co., Ltd.
210	Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
211	Tin	CID003524	CRM Synergies
212	Tin	CID002570	CV Ayi Jaya
213	Tin	CID002455	CV Venus Inti Perkasa
214	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.
215	Tin	CID000402	Dowa
216	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
217	Tin	CID000438	EM Vinto
218	Tin	CID000448	Estanho de Rondonia S.A.
219	Tin	CID000468	Fenix Metals
220	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.
221	Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant
222	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC
223	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
224	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
225	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
226	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
227	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.
228	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.
229	Tin	CID003387	Luna Smelter, Ltd.
230	Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.
231	Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.
232	Tin	CID001105	Malaysia Smelting Corporation (MSC)
233	Tin	CID002500	Melt Metais e Ligas S.A.
234	Tin	CID001142	Metallic Resources, Inc.
235	Tin	CID002773	Metallo Belgium N.V.
236	Tin	CID002774	Metallo Spain S.L.U.
237	Tin	CID001173	Mineracao Taboca S.A.
238	Tin	CID001182	Minsur
239	Tin	CID001191	Mitsubishi Materials Corporation
240	Tin	CID002858	Modeltech Sdn Bhd
241	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
242	Tin	CID001305	Novosibirsk Processing Plant Ltd.
243	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
244	Tin	CID002517	O.M. Manufacturing Philippines, Inc.
245	Tin	CID001337	Operaciones Metalurgicas S.A.

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
246	Tin	CID003208	Pongpipat Company Limited
247	Tin	CID003409	Precious Minerals and Smelting Limited
248	Tin	CID000309	PT Aries Kencana Sejahtera
249	Tin	CID001399	PT Artha Cipta Langgeng
250	Tin	CID002503	PT ATD Makmur Mandiri Jaya
251	Tin	CID001406	PT Babel Surya Alam Lestari
252	Tin	CID003205	PT Bangka Serumpun
253	Tin	CID002870	PT Lautan Harmonis Sejahtera
254	Tin	CID002835	PT Menara Cipta Mulia
255	Tin	CID001453	PT Mitra Stania Prima
256	Tin	CID003449	PT Mitra Sukses Globalindo
257	Tin	CID001458	PT Prima Timah Utama
258	Tin	CID003381	PT Rajawali Rimba Perkasa
259	Tin	CID002593	PT Rajehan Ariq
260	Tin	CID001460	PT Refined Bangka Tin
261	Tin	CID001468	PT Stanindo Inti Perkasa
262	Tin	CID001486	PT Timah Nusantara
263	Tin	CID001477	PT Timah Tbk Kundur
264	Tin	CID001482	PT Timah Tbk Mentok
265	Tin	CID001490	PT Tinindo Inter Nusa
266	Tin	CID002706	Resind Industria e Comercio Ltda.
267	Tin	CID001539	Rui Da Hung
268	Tin	CID002816	Smelter Not Listed
269	Tin	CID001402	Smelter Not Listed
270	Tin	CID002696	Smelter Not Listed
271	Tin	CID001428	Smelter Not Listed
272	Tin	CID001758	Soft Metais Ltda.
273	Tin	CID002756	Super Ligas
274	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.
275	Tin	CID001898	Thaisarco
276	Tin	CID003325	Tin Technology & Refining
277	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
278	Tin	CID002015	VQB Mineral and Trading Group JSC
279	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.
280	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
281	Tin	CID002180	Yunnan Tin Company Limited
282	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
283	Tungsten	CID000004	A.L.M.T. Corp.
284	Tungsten	CID002833	ACL Metais Eireli
285	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
286	Tungsten	CID003553	Artek LLC

Exhibit 1.01

#	Metal	Smelter Reference List	Smelter Name
287	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.
288	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
289	Tungsten	CID002641	China Molybdenum Co., Ltd.
290	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
291	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.
292	Tungsten	CID003468	Cronimet Brasil Ltda
293	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.
294	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
295	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
296	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
297	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
298	Tungsten	CID003417	GEM Co., Ltd.
299	Tungsten	CID000568	Global Tungsten & Powders Corp.
300	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.
301	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG
302	Tungsten	CID002541	H.C. Starck Tungsten GmbH
303	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.
304	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
305	Tungsten	CID002649	Hydrometallurg, JSC
306	Tungsten	CID000825	Japan New Metals Co., Ltd.
307	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
308	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
309	Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
310	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
311	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
312	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
313	Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"
314	Tungsten	CID000966	Kennametal Fallon
315	Tungsten	CID000105	Kennametal Huntsville
316	Tungsten	CID003388	KGETS Co., Ltd.
317	Tungsten	CID003407	Lianyou Metals Co., Ltd.
318	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.
319	Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)
320	Tungsten	CID002845	Moliren Ltd.
321	Tungsten	CID002589	Niagara Refining LLC
322	Tungsten	CID003416	NPP Tyazhmetprom LLC
323	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.
324	Tungsten	CID002724	Unecha Refractory metals plant
325	Tungsten	CID002044	Wolfram Bergbau und Hutten AG
326	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
327	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.
328	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.